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                                                                   EXHIBIT 4.24


                         REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement (the "AGREEMENT") is made and entered into as of the 9th day of July, 1998, by and between Metal Management, Inc., a Delaware corporation (the "COMPANY") and Nicroloy Company, a Pennsylvania corporation (the "SHAREHOLDER").

                                   RECITALS:

     A. Pursuant to the Asset Purchase Agreement (the "PURCHASE AGREEMENT") dated as of July 9, 1998, by and among the Company, Nicroloy Acquisition Corp.,
a Delaware   corporation ("ACQUISITION"), Thomas S. Netzer and the Shareholder,
the Shareholder received from the Company 203,692 shares of the Company's common stock, par value $.01 per share (the "COMMON STOCK").

     B. Pursuant to the terms of this Agreement, the Company has agreed to register 203,692 shares of Common Stock of the Shareholder which represent all the shares of the Common Stock (collectively, the "REGISTRABLE SECURITIES") issued to the Shareholder in connection with the Purchase Agreement.

     C. All terms which are capitalized and used without definition herein shall have the meanings ascribed to such terms in the Purchase Agreement.

     NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereto agree as follows:

     1.   Mandatory Registration.

          (a) The Company shall:

          (i) include, at the Company's sole cost and expense (other than the fees and disbursements of counsel for the Shareholder and the underwriting discounts, if any, payable in respect of the Registrable Securities sold by the Shareholder), the Registrable Securities in the first "shelf" registration statement filed by the Company with respect to its Common Stock with the Securities and Exchange Commission (the "COMMISSION") pursuant to Rule 415 of the Securities Act of 1933, as amended (the "SECURITIES ACT") after the date hereof;

          (ii) in the event that no such "shelf" registration statement is filed within 90 days of the date hereof, then as promptly as practicable, but in any event within 90 days from the date hereof, prepare and file at the Company's sole cost and expense (other than the fees and disbursements of counsel for the Shareholder and the underwriting discounts, if any, payable


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     in respect of the Registrable Securities sold by the Shareholder) one
     "shelf" registration statement with the Commission on the appropriate form pursuant to Rule 415 of the Securities Act covering the resale of the
     Registrable Securities.   In no event shall the Company be required to
     file more than one registration statement.

The Company will use commercially reasonable efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable following the filing thereof.

     (b) In the event of a registration pursuant to Section 1(a), the Company shall use commercially reasonable efforts to cause the Registrable Securities so registered to be registered or qualified for sale under the securities or blue sky laws of such states as the Shareholder may reasonably request to permit the resale of the Registrable Securities in such states; and do such other reasonable acts and things as may be required of it to enable such holder to consummate the disposition in such states; provided, however, that the Company shall not be required to qualify to do business in any state by reason of this Section 1(b) in which it is not otherwise required to qualify to do business.

     (c) The Company shall keep effective any registration or qualification contemplated by this Section 1 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication for such period of time as shall be required to permit the Shareholder to complete the offer and sale of the Registrable Securities, subject to the following sentence. The Company shall keep such registration or qualification in effect until the earlier of:
(i) the second anniversary of the date that the registration statement was declared effective, (ii) the first date upon which the Shareholder is free to sell all of such Registrable Securities under Rule 144 of the Securities Act or
(iii) the date that the Shareholder has sold or otherwise transferred all the Registrable Securities under a registration statement, pursuant to Rule 144 under the Securities Act or otherwise.

     (d) In the event of a registration pursuant to Section 1(a), the Company shall furnish to the Shareholder such reasonable number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Securities Act and the rules and regulations thereunder, and such other documents, as the Shareholder may reasonably request to facilitate the disposition of the Registrable Securities included in such registration.

     (e) The Company agrees that until all the Registrable Securities have been sold under a registration statement or pursuant to Rule 144 under the Securities Act, it shall use commercially reasonable efforts to keep current in filing all reports, statements and other materials required to be filed with the Commission to permit holders of the Registrable Securities to sell such securities under Rule 144 of the Securities Act.

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     (f) The Company shall notify the Shareholder promptly when such registration statement and any amendments and supplements thereto have become effective or any supplements to any prospectus forming a part of such registration statement have been filed. The Company shall notify the Shareholder promptly of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and use commercially reasonable efforts to update and/or correct such prospectus as promptly as practicable by preparing a supplemental or post effective amendment to a registration statement or a supplement to the related prospectus or any document incorporated or deemed incorporated by reference and filing the same with the Commission. The Shareholder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in this
Section 1(f) the Shareholder will forthwith discontinue disposition of such Registrable Securities covered by such registration statement or prospectus until the Shareholder (i) receives copies of the supplemented or amended prospectus and has been advised in writing by the Company that such supplemented or amended prospectus may be used, or (ii) is advised in writing by the Company that the use of the applicable prospectus may be resumed. If so directed by the Company, the Shareholder will deliver to the Company all copies, other than permanent file copies, then in the Shareholder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of the notice referred to in the immediately preceding sentence.

     (g) The Company shall notify the Shareholder promptly of the issuance by the Commission of any stop or other order suspending the effectiveness of the registration statement. If at any time the Company shall receive any such order, the Company shall use commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time. The Shareholder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in this Section 1(g), the Shareholder will forthwith discontinue disposition of such Registrable Securities covered by any registration statement or prospectus until such order has been withdrawn or lifted.

     (h) The Company shall use commercially reasonable efforts to have the Registrable Securities included for quotation on the Nasdaq National Market.

     (i) In connection with the registration of Registrable Securities pursuant to a registration statement, the Shareholder shall furnish to the Company such information regarding himself and the intended method of disposition of Registrable Securities as the Company shall reasonably request in order to effect the registration thereof .

     2. Indemnification.

        (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Shareholder, its directors, officers, employees, agents, and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), from

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and against any and all loss, liability, charge, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 2, but not be limited to, reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of any material fact contained (A) in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, relating to the sale of any of the Registrable Securities or (B) in any application or other document or communication (in this Section 2 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Registrable Securities under the securities or blue sky laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, unless (x) such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the Shareholder by or on behalf of such person expressly for inclusion in any registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (y) such loss, liability, charge, claim, damage or expense arises directly out of the Shareholder's failure to comply with the terms and provisions of this Agreement; or (ii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement.

     If any action is brought against the Shareholder or any of its directors, officers, employees, agents, or counsel, or any controlling persons of such person (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability other than pursuant to this Section 2(a) except to the extent that the Company shall have been prejudiced thereby) and the Company shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties), provided that the indemnified party shall have the right to employ his or its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties, or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to him or it or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this Section 2 to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld. The Company shall not, without the

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prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto), unless such settlement, compromise, consent, or termination includes an unconditional release of each indemnified party from all liability in respect of such action. The Company agrees promptly to notify the Shareholder of the commencement of any litigation or proceedings against the Company or any of it officers or directors in connection with the sale of any Registrable Securities or any preliminary prospectus, prospectus, registration statement, or amendment or supplement thereto, or any application relating to any sale of any Registrable Securities.

     (b) The Shareholder agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed any registration statement covering Registrable Securities held by the Shareholder, each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and its or their respective counsel, to the same extent as the foregoing indemnity from the Company to the Shareholder in Section 2(a), but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company with respect to the Shareholder by or on behalf of the Shareholder at the Company's request, for inclusion in any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any such registration statement, preliminary prospectus, or final prospectus or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against the Shareholder pursuant to this Section 2(b), the Shareholder shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 2(a).

     (c) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 2(a) or 2(b) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such cases, or (ii) any indemnified or indemnifying party seeks contribution under the Securities Act, the Exchange Act or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed any such registration statement, any controlling person of the Company, and its or their respective counsel), on the one hand, and the Shareholder (including for this purpose any contribution by or on behalf of an indemnified party), on the other hand, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and the Shareholder in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement,

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omission, or alleged omission shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by the Shareholder, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Shareholder agree that it would be unjust and inequitable if the respective obligations of the Company and the Shareholder for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if the Shareholder and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 2(c). No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 2(c), each person, if any, who controls the Shareholder within the meaning of
Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each director, officer, employee, agent, and counsel of Shareholder or control person shall have the same rights to contribution as the Shareholder or control person and each person, if any, who controls the Company within the meaning of
Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed any such registration statement, each director of the Company, and its or their respective counsel shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 2(c). Anything in this Section 2(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This
Section 2(c) is intended to supersede any right to contribution under the Securities Act, the Exchange Act or otherwise.

     3.    Shareholder Representations.

           (a) Restricted Securities . The Shareholder understands that: (i) the Registrable Securities have not been registered under the Securities Act or under any state securities laws; (ii) the Registrable Securities are being offered and issued in reliance upon federal and state exemptions for transactions not involving any public offering; (iii) a "stop transfer" order will be placed against the certificates representing shares of Common Stock issued pursuant to the Purchase Agreement; and (iv) certificates shall bear on their face the following legend:

     "The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws, and any transfer hereof is subject to compliance with all applicable federal and state securities laws and regulations."

         (b) Transfer of Registrable Securities    The Shareholder
     hereby agrees that the Registrable Securities are transferable only pursuant to (a) public offerings registered under the Securities Act, (b) Rule 144 of the Securities Act (or any similar rule or rules then in force) if such rule is available, and (c) subject to the conditions specified in this Section 3(b), any other

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legally available means of transfer.  In connection with the transfer of any of the Registrable Securities (other than a transfer pursuant to a registered public offering of shares of Common Stock described herein), the Shareholder shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of securities counsel (with such opinion and such counsel being reasonably satisfactory to the Company and its counsel) to the effect that such transfer of Registrable Securities may be effected without registration of such Registrable Securities under the Securities Act. In addition, if the Shareholder delivers to the Company such an opinion that concludes that no subsequent transfer of such Registrable Securities will require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Common Stock which do not bear the restrictive legend set forth in Section 3(a).

 4.  Miscellaneous.

     (a) Remedies. In the event of a breach by the Company of its obligations under this Agreement, Shareholder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

     (b) Agreements and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, unless such amendment, modification or supplement is in writing and signed by the parties hereto.

     (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in accordance with the provision of the Purchase Agreement.

     (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent holders of the Registrable Securities subject to the terms hereof.

     (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (f) Headings. The headings in this Agreement are for convenience of references only and shall not limit or otherwise affect the meaning hereof.

     (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to its conflicts of law provisions.

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     (h) Arbitration Procedure.  In the event of disputes between the parties with respect to the terms and conditions of this Agreement, such disputes shall be resolved by and through an arbitration proceeding to be conducted under the auspices of the American Arbitration Association ("AAA") (or any like organization successor thereto) in Pittsburgh, Pennsylvania. Such arbitration proceeding shall be conducted in as expedited a manner as is then permitted by the commercial arbitration rules (formal or informal) or the AAA, and the arbitrator or arbitrators in any such arbitration (an "Arbitration") shall be practicing attorneys who are experts in the subject matter of the dispute.
Both the foregoing agreement of the parties to arbitrate any and all claims, and the results, determination, finding, judgment and/or award rendered in such Arbitration, shall be final and binding on the parties hereto and may be specifically enforced by legal proceedings. The parties agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may, in its sole discretion, ask for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement. Subject to the second preceding sentence, the provisions of this Section 4(h) shall not be deemed to limit the availability of any other legal remedies for breach of the other party's contractual obligations.

     Such Arbitration may be initiated by written notice from either party to the other which shall be a compulsory and binding proceeding on each party.
The Arbitration shall be conducted before a panel of three arbitrators selected in accordance with the rules of the AAA. Each party shall bear separately the cost of its respective attorneys, witnesses and experts in connection with such Arbitration. Time is of the essence of this arbitration procedure, and the arbitrators shall be instructed and required to render their decision within ten (10) days following completion of the Arbitration.

     (i) Severability. In the event that any one or more of the provisions contained herein, or the application hereof in any circumstance is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions contained herein shall not be affected or impaired thereby.

     (j) Entire Agreement. This Agreement constitutes the full and complete understanding and agreement of the parties hereto and supersedes all prior understandings and agreements of the parties hereto, whether oral or written, as to the subject matter hereof.

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.


                                 METAL MANAGEMENT, INC.


                                 By:  /s/ David A. Carpenter
                                     ----------------------------
                                 David A. Carpenter
                                 Vice President, Secretary and
                                 General Counsel



                                 NICROLOY COMPANY


                                 By: /s/ Thomas S. Netzer
                                    ----------------------------
                                 Thomas S. Netzer
                                 President


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